Security Information








Security Purchased


CUSIP
035710409


Issuer
ANNALY CAPITAL MANAGEMENT INC


Underwriters
Merrill Lynch, Citigroup, DBSI, Keefe Bruyette &
Woods, Morgan Stanley, RBC Capital Markets,
UBS


Years of continuous operation, including predecessors
> 3 years


Ticker
NLY US


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
Merrill Lynch


Firm commitment underwriting?
Yes


Trade date/Date of Offering
10/11/2007


Total dollar amount of offering sold to QIBs
 $                                          936,200,000


Total dollar amount of any concurrent public offering
 $                                               -


Total
 $                                          936,200,000


Public offering price
 $                                              15.10


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                              0.68


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund



New York Funds







DWS RREEF Real Estate Fund, Inc.
New York
                      119,000
 $
1,796,900
0.19%



DWS RREEF Real Estate Fund II, Inc.
New York
231,000
 $                 3,488,100
0.37%



Total

350,000
 $
5,285,000
0.56%











^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.


















Security Information








Security Purchased


CUSIP
45031U101


Issuer
ISTAR FINANCIAL INC


Underwriters
Citigroup, JP Morgan, Wachovia, BoA, Bear
Stearns, DBSI, Lehman Brothers, UBS


Years of continuous operation, including predecessors
> 3 years


Ticker
SFI US


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
JP Morgan


Firm commitment underwriting?
Yes


Trade date/Date of Offering
12/13/2007


Total dollar amount of offering sold to QIBs
 $                                         227,280,000


Total dollar amount of any concurrent public offering
 $                                             -


Total
 $                                        227,280,000


Public offering price
 $                                             28.41


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                              1.14


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund



New York Funds







DWS RREEF Real Estate Fund II, Inc.
New York
450,000
 $               12,784,500
5.63%



Total

450,000
 $               12,784,500
5.63%











^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.